                                                                    EXHIBIT 23.9



The Board of Directors
Specialty Paperboard, Inc.:



We consent to the use of our report on the consolidated financial statements of Arcon Holdings Corp and subsidiary as of and for the year ended October 31, 1996 including herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP



Jericho, New York
February 6, 1997